EXHIBIT 4.2
EIGHTH SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTEES
     Eighth Supplemental Indenture (this “Supplemental Indenture for Additional Guarantees”), dated as of November 13, 2006, among the guaranteeing subsidiaries listed on Schedule A hereto (the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the existing guarantors set forth on the signature page hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a second supplemental indenture (the “Second Supplemental Indenture”), dated as of February 2, 2006, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $2,400 million of 7.375% Senior Notes due 2016 (the “Initial Notes”), and, subject to the terms of the Indenture, future unlimited issuances of 7.375% Senior Notes due 2016 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), a fourth supplemental indenture, dated as of March 14, 2006, among the Company, the Existing Guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture”) and a sixth supplemental indenture, dated as of April 28, 2006, among the Company, the Existing Guarantors and the Trustee (together with the Base Indenture, the Second Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and
     WHEREAS, pursuant to Section 4.17 of the Second Supplemental Indenture, the Trustee, the Company and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.
     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Second Supplemental Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Second Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Second Supplemental Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Guarantor for purposes of Article 10 of the Second Supplemental Indenture, including, without limitation, Section 10.02 thereof.

1

     3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement.
     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
     7. Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Guaranteeing Subsidiaries:

HUNTLEY IGCC LLC INDIAN RIVER IGCC LLC MONTVILLE IGCC LLC PADOMA WIND POWER, LLC HOFFMAN SUMMIT WIND PROJECT, LLC SAN JUAN MESA WIND PROJECT II, LLC

By: Name:	/s/ Clint Freeland Clint Freeland
Title:	Treasurer

LAKE ERIE PROPERTIES INC.

By: Name:	/s/ Clint Freeland Clint Freeland
Title:	Vice President and Treasurer

Issuer:

NRG ENERGY, INC.

By: Name:	/s/ Clint Freeland Clint Freeland
Title:	Vice President and Treasurer

Existing Guarantors:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BERRIANS I GAS TURBINE POWER LLC
BIG CAJUN II UNIT 4 LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CHICKAHOMINY RIVER ENERGY CORP.
COMMONWEALTH ATLANTIC POWER LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC

DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER LLC
EL SEGUNDO POWER II LLC
HANOVER ENERGY COMPANY
HUNTLEY POWER LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
JAMES RIVER POWER LLC
KAUFMAN COGEN LP
KEYSTONE POWER LLC
LONG BEACH GENERATION LLC
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CALIFORNIA POWER LLC
NEO CHESTER-GEN LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO LANDFILL GAS HOLDINGS INC.
NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASIA-PACIFIC, LTD.
NRG ASTORIA GAS TURBINE OPERATIONS, INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CADILLAC OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG KAUFMAN LLC
NRG MESQUITE LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING INC.

NRG ROCKY ROAD LLC
NRG SAGUARO OPERATIONS INC.
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By: Name:	/s/ Clint Freeland Clint Freeland
Title:	Treasurer

GCP FUNDING COMPANY, LLC NEW GENCO LP, LLC TEXAS GENCO LP, LLC

By: Name:	/s/ Susan T. Dubb Susan T. Dubb
Title:	Treasurer and Secretary

NRG SOUTH TEXAS LP

By: Texas Genco GP, LLC, its General Partner

By: Name:	/s/ Clint Freeland Clint Freeland
Title:	Vice President and Treasurer

NRG TEXAS LP TEXAS GENCO SERVICES, LP

By: New Genco GP, LLC, its General Partner

	By: Name:	/s/ Clint Freeland Clint Freeland
	Title:	Vice President and Treasurer

Attest:

/s/ Tanuja M. Dehne Name: Tanuja M. Dehne
Title: Corporate Secretary

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

	By: Name:	/s/ Daniel R. Fisher Daniel R. Fisher
	Title:	Senior Vice President

SCHEDULE A
SCHEDULE OF GUARANTEEING SUBSIDIARIES
1.	Lake Erie Properties Inc., a Delaware corporation

2.	Huntley IGCC LLC, a Delaware limited liability company

3.	Indian River IGCC LLC, a Delaware limited liability company

4.	Montville IGCC LLC, a Delaware limited liability company

5.	Padoma Wind Power, LLC, a California limited liability company

6.	Hoffman Summit Wind Project, LLC, a California limited liability company

7.	San Juan Mesa Wind Project II, LLC, a Delaware limited liability company